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                                                                   EXHIBIT 99.4

                              PROMOTIONS.COM, INC.

                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                   SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
                                 ON MAY 24, 2002

         The undersigned stockholder hereby appoints STEVEN A. ELKES and MICHAEL
A. GILBERT, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of Promotions.com, Inc. which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Promotions.com, Inc. to be held at the offices of iVillage Inc., 512 Seventh Avenue, New York, New York, on Friday, May 24, 2002, at 10:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all the powers that the undersigned would possess if personally present, upon and with respect to the proposal to approve and adopt the merger agreement among iVillage Inc., Virgil Acquisition Corp., a newly formed, wholly owned subsidiary of iVillage, and Promotions.com, and the transactions contemplated by the merger agreement, including the merger and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

  THE BOARD OF DIRECTORS OF PROMOTIONS.COM RECOMMENDS A VOTE FOR THE PROPOSAL.
                                                             ---

         Approval and adoption of the merger agreement, dated as of February 11, 2002 and amended as of March 13, 2002, among Promotions.com, iVillage and Virgil Acquisition Corp. and the transactions contemplated by the merger agreement, including the merger.

              |_| FOR       |_| AGAINST        |_| ABSTAIN

                                            See reverse for voting instructions


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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PROMOTIONS.COM.
IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

RECEIPT OF NOTICE OF THE SPECIAL MEETING AND PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT/PROSPECTUS ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                                         |_| Address Change?  Mark Box
                                             Indicate Changes Below

                                         --------------------------------

                                         Dated: ______________________ 2002

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                                                      Signature(s)

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.